Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK êêê EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EAGLE FINANCIAL BANCORP, INC.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 2, 2024.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
1. To approve the Agreement and Plan of Merger dated as of November 28, 2023, by and between LCNB Corp. and Eagle Financial Bancorp, Inc., and the transactions contemplated by it.	FOR	AGAINST	ABSTAIN	Mark here if you plan to attend the meeting.

2. To approve the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies.	FOR	AGAINST	ABSTAIN

CONTROL NUMBER

Signature                Signature, if held jointly                      Date          , 2024

Note: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

EAGLE FINANCIAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

April 3, 2024

3:00 p.m., Local Time

Important Notice Regarding the Internet Availability

of Proxy Materials for the Special Meeting of Shareholders

The Notice of Special Meeting and the Proxy Statement/Prospectus

are available on the Internet at:

https://www.cstproxy.com/eaglebank/2024.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EAGLE FINANCIAL BANCORP, INC.

The undersigned hereby appoints the official proxy committee of Eagle Financial Bancorp, Inc. (the “Company”), consisting of Guy W. Cagney and Steven J. Dulle, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on April 3, 2024 at 3:00 p.m., local time, at Western Hills Country Club, located at 5780 Cleves Warsaw Pike, Cincinnati, Ohio, 45233, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this card.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” EACH OF THE LISTED PROPOSALS. IF OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO POSTPONE OR ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)